Exhibit 10.1
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 3rd day of April, 2006, by Denis Enberg (“Enberg”), Eugene Borucki (“Borucki” and together with Enberg, “Purchasers”) and Electric City Corp. (“Seller”). Purchasers and Seller are referred to collectively herein as the “Parties”.
RECITALS
     WHEREAS, Seller owns all of the issued and outstanding capital stock of Great Lakes Controlled Energy Corporation, a Delaware corporation (the “Company”); and
     WHEREAS, Seller desires to sell to Purchasers, and Purchasers desire to purchase from Seller, all of the issued and outstanding shares of capital stock of the Company (the “Shares”) upon the terms and conditions herein set forth.
     NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     1. PURCHASE AND SALE OF SHARES.
     1.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement and in consideration of the obligations of Purchasers herein provided, Seller hereby agrees to sell, convey, transfer, assign and deliver to Purchasers, and Purchasers hereby agree to purchase from Seller, at the closing provided for in Section 1.3 hereof (the “Closing”), all of the Shares, free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever. Each Purchaser shall receive five hundred (500) Shares of the Company.
     1.2 Consideration. In consideration of the sale, conveyance, transfer, assignment and delivery by Seller of all of the Shares, each Purchaser agrees to sell, convey, transfer, assign and deliver to Seller at the Closing all of such Purchaser’s shares of common stock of Electric City Corp., totaling in the aggregate 212,904 shares of common stock of Electric City Corp. (the “ELC Shares”), free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever.
     1.3 Closing.
            (a) The Closing. The Closing of the transactions contemplated by this Agreement shall take place on March 31, 2005 (the “Closing Date”) at the offices of Schwartz Cooper, 180 North LaSalle Street, Chicago, Illinois, commencing at 10:00 A.M. local time.
            (b) Deliveries at the Closing. At the Closing, Seller shall deliver or cause to be delivered to Purchasers (i) good and valid certificates representing all of the Shares, duly endorsed for transfer to Purchasers or accompanied by duly executed stock powers, with all applicable transfer taxes, if any, paid; and (ii) all of the Company’s minute books, stock ledgers and any other contracts, files and books (including corporate seals, if any, records and other data relating to the Company’s business) in Seller’s possession. At the Closing, Purchasers shall deliver or cause to be delivered to Seller good and valid certificates representing all of the ELC Shares, duly endorsed for transfer to Seller or accompanied by duly executed stock powers, with all applicable transfer taxes, if any, paid.
     1.4 Post-Closing Purchase Price Adjustment.
            (a) Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to Purchasers a balance sheet of the Company as of the Closing Date (the “Closing Date Balance Sheet”). The Closing Date Balance Sheet shall represent fairly the business of the Company and shall be prepared in accordance with GAAP.
            (b) After the receipt of the Closing Date Balance Sheet, the Purchasers shall have five (5) business days to review the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be final and binding on the Parties unless the Purchasers object, by giving written notice on or prior to the fifth business day after the Purchasers’ receipt thereof. Such notice shall state in reasonable detail the item or items in dispute, and shall state the amount, if any, of any adjustment that should be made to the Closing Date Balance Sheet.
            (c) In the event of a dispute, the Parties will use their reasonable efforts to resolve any such objections and any resolution by them shall be final and binding on them. If the Parties fail to resolve any such dispute within thirty (30) days after Seller’s receipt of notice from the Purchasers in accordance with Section 1.4(b) above, then the Parties shall submit the dispute to a mutually agreed upon independent auditor who shall resolve such dispute and such resolution shall be final and binding on the Parties. The fees and expenses of such independent auditor shall be borne equally by the Parties.
            (d) In the event the Adjusted Net Book Value (as defined below), as calculated from the final Closing Date Balance Sheet, is less than $20,000, then Seller will make a cash payment to Purchasers in the amount equal to the difference between the Adjusted Net Book Value and $20,000. In the event the Adjusted Net Book Value as calculated from the final Closing Date Balance Sheet exceeds $20,000, then the Purchasers will make a cash payment to Seller in the amount equal to the amount by which the Adjusted Net Book Value exceeds $20,000. Any payment made pursuant to this paragraph shall be made on or prior to the fifth business day following final determination of the Closing Date Balance Sheet.
            (e) For purposes of this Agreement only, “Adjusted Net Book Value” shall mean net assets (excluding goodwill) less net liabilities (excluding inter-company debt), as such items are shown on the final Closing Date Balance Sheet.
     2. REPRESENTATIONS AND WARRANTIES OF SELLER.
     Seller represents and warrants to Purchasers as follows:
     2.1 Title to Shares. Seller has legal and valid title to the Shares, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitation, claims, restrictions,

rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever.
     2.2 Power and Authority of Seller. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing under the laws of the State of Illinois. Seller has all requisite power and authority to execute, deliver and perform this Agreement and to execute and deliver the stock certificates and the other instruments to be executed and delivered pursuant hereto by Seller and to consummate the transactions contemplated hereby. This Agreement has been or will be duly and validly executed and delivered by Seller and constitutes or upon execution and delivery will constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
     2.3 Consents. No consent of any third party is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than consents which have already been obtained.
     2.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Seller is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of its assets are subject.
     2.5 Shares. The Shares represent all of the outstanding equity of the Company and, except for the Shares, the Company has no outstanding capital stock or options, warrants or other rights to purchase any ownership interest in the Company. Seller is the sole owner of the Shares and has the unrestricted right to sell the Shares as provided for herein to Purchasers. Following the consummation of the purchase contemplated by this Agreement, Purchasers will have record and beneficial ownership of the Shares, free and clear of all liens and other encumbrances of any kind or nature whatsoever.
     2.6 No Obligations. Other than certain obligations to Laurus Master Fund, Ltd., all of which shall be terminated and released contemporaneously with the Closing, the Company is not obligated as a guarantor or co-maker with respect to any indebtedness or other liabilities of Seller.
     3. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.
     Each Purchaser represents and warrants to Seller as follows:
     3.1 Title to ELC Shares. Such Purchaser has legal and valid title to the ELC Shares he owns, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitation, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever.

     3.2 Power and Authority of Purchaser. Such Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to execute and deliver the stock certificates and the other instruments to be executed and delivered pursuant hereto by such Purchaser and to consummate the transactions contemplated hereby. This Agreement has been or will be duly and validly executed and delivered by such Purchaser and constitutes or upon execution and delivery will constitute the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.
     3.3 Consents. No consent of any third party is required to be obtained by such Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than consents which have already been obtained.
     3.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which such Purchaser is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which such Purchaser is a party or by which he is bound or to which any of his assets is subject.
     3.5 ELC Shares. Such Purchaser is the sole owner of the ELC Shares he owns and has the unrestricted right to sell the ELC Shares as provided for herein to Seller. Following the consummation of the purchase contemplated by this Agreement, Seller will have record and beneficial ownership of the ELC Shares, free and clear of all liens and other encumbrances of any kind or nature whatsoever.
     3.6 Investment. Such Purchaser has sufficient knowledge and experience in financial and business matters that it is capable of making an informed decision regarding the purchase of the Shares. Such Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.
     4. CONDITIONS TO CLOSING.
     4.1 Required Approvals. Seller shall have obtained approval of the execution, delivery and performance of this Agreement and the transactions contemplated hereby from its Board of Directors, the requisite holders of its Series E Preferred Stock, and its lenders.
     4.2 Laurus Terminations. The pledge of the Shares in favor of Laurus Master Fund, Ltd. (“Laurus”) will be terminated and the security interest in the Shares thereunder released. In addition, the Company shall be released from all obligations under the Subsidiary Guaranty to which the Company is a party, made in favor of Laurus dated as of November 22, 2005, and the Company shall also be released from all obligations under the Master Security Agreement to which the Company is a party, made in favor of Laurus dated as of November 22, 2005, and the grant of a security interest in the Company’s assets in favor of Laurus thereunder shall be terminated.

     4.3 Agreements between Parties. Any and all existing agreements between Purchasers and Seller, Enberg and Seller, and Borucki and Seller, will be terminated. At closing, Enberg and Borucki shall each enter into Non-Competition, Non-Disclosure and Non-Solicitation Agreements with the Company.
     5. GENERAL PROVISIONS.
     5.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid or (iii) sent by next-day or overnight mail or delivery, as follows:

(a)	If to Enberg:	Denis Enberg

(b)	If to Borucki:	Eugene Borucki

(c)	If to Seller:	Electric City Corp. 1280 Landmeier Road Elk Grove Village, Illinois 60007

With a copy to:		Schwartz Cooper Chtd. 180 North LaSalle Street, Suite 2700 Chicago, Illinois 60601 Attention: Andrew H. Connor
or, in each case, at such other address as may be specified in writing to the other Parties hereto.
     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered and (iv) if by telecopy, on the next day following the day on which such telecopy was sent.
     5.2 Expenses. Each party hereto shall pay its own expenses in connection with this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions shall be consummated.
     5.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each of the other Parties hereto.

     5.4 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties hereto and their respective heirs, personal representatives and permitted assigns.
     5.5 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.
     5.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
     5.7 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever; provided that the material economic terms of the transaction are not materially modified by such circumstances.
     5.8 Headings. The headings contained in this Agreement are for the convenience of the Parties only and shall not affect the meaning or interpretation of this Agreement.
     5.9 Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of telecopying device shall be treated as though such reproductions are executed originals.
     5.10 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.
     5.11 Closing Effective Date. The parties agree that closing shall be effective as of midnight on March 31, 2006, and acknowledge that the conditions set forth in Section 4 have been satisfied.
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     IN WITNESS WHEREOF, the Parties hereto have duly executed this Stock Purchase Agreement as of the date first above written.

SELLER: Electric City Corp.
By:	/s/ Jeffrey Mistarz
Name:	Jeffrey Mistarz
Title:	Chief Financial Officer & Treasurer

PURCHASERS:
/s/ Denis Enberg
Denis Enberg

/s/ Eugene Borucki
Eugene Borucki